As filed with the Securities and Exchange Commission on September 20, 2022

Registration No. 333-259997

Registration No. 333-265218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259997

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265218

UNDER

THE SECURITIES ACT OF 1933

Zealand Pharma A/S

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

The Kingdom of Denmark	2834	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sydmarken 11
2860 Søborg
(Copenhagen)
Denmark

Tel: +45 88 77 36 00

(Address and telephone number of Registrant’s principal executive offices)

Zealand Pharma A/S – 2018 Agreements on Warrants for Management
Zealand Pharma A/S – 2019 Agreements on Warrants for Management
Zealand Pharma A/S – 2019 Long Term Incentive Plan (Performance Share Units)
Zealand Pharma A/S – 2020 Agreements on Warrants for Employees
Zealand Pharma A/S – 2020 Agreements on Warrants for Management
Zealand Pharma A/S – 2020 Restricted Share Unit Program
Zealand Pharma A/S – 2021 Agreements on Restricted Share Units for Directors
Zealand Pharma A/S – 2021 Restricted Stock Unit Plan for Employees
Zealand Pharma A/S – 2021 Restricted Stock Unit Plan for Corporate Management
Zealand Pharma A/S – 2021 Performance Stock Unit Plan for Corporate Management (Market-Based PSUs)
Zealand Pharma A/S – 2021 Performance Stock Unit Plan for Corporate Management (Operational-Based PSUs)

Zealand Pharma A/S – 2022 Restricted Stock Unit Plan for Employees in the United States

Zealand Pharma A/S – 2022 Restricted Stock Unit Plan for Board of Directors

(Full title of the plans)

Zealand Pharma U.S., Inc.
44 Farnsworth Street
Boston MA 02210

Tel: +45 88 77 36 00

(Name, address, and telephone number of agent for service)

Copies to:

Joshua A. Kaufman

Mark A. Recht

David Boles

Cooley LLP

55 Hudson Yards

New York, New York 10001

+1 212 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Zealand Pharma A/S (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (File No. 333-259997), filed with the SEC on October 4, 2021, registering 1,543,977 of the Registrant’s ordinary shares, including: (1) 40,000 ordinary shares issuable upon exercise of outstanding warrants issued pursuant to the Zealand Pharma A/S – 2018 Agreements on Warrants for Management; (2) (i) 54,594 ordinary shares issuable upon exercise of outstanding warrants to subscribe for ordinary shares of the Registrant and (ii) 8,659 outstanding ordinary shares issued upon exercise of warrants to subscribe for ordinary shares of the Registrant pursuant to the Zealand Pharma A/S – 2019 Agreements on Warrants for Management; (3) 3,062 ordinary shares issuable upon vesting of outstanding restricted stock units pursuant to the Zealand Pharma A/S – 2019 Long Term Incentive Plan (Performance Share Units); (4) 139,120 ordinary shares issuable upon exercise of outstanding warrants issued pursuant to the Zealand Pharma A/S – 2020 Agreements on Warrants for Employees; (5) 90,609 ordinary shares issuable upon exercise of outstanding warrants issued pursuant to the Zealand Pharma A/S – 2020 Agreements on Warrants for Management; (5) 13,801 ordinary shares issuable upon vesting of outstanding restricted share units pursuant to the Zealand Pharma A/S – 2020 Restricted Share Unit Program; (6) 8,000 ordinary shares issuable upon vesting of outstanding restricted share units pursuant to the Zealand Pharma A/S – 2021 Agreements on Restricted Share Units for Directors; (7) (i) 165,112 ordinary shares issuable upon vesting of outstanding restricted stock units and (ii) 891,567 ordinary shares reserved for issuance upon vesting of restricted stock units issuable pursuant to the Zealand Pharma A/S – 2021 Restricted Stock Unit Plan for Employees; (8) 32,363 ordinary shares issuable upon vesting of outstanding restricted stock units pursuant to the Zealand Pharma A/S – 2021 Restricted Stock Unit Plan for Corporate Management; (9) 48,545 ordinary shares issuable upon vesting of outstanding restricted stock units pursuant to the Zealand Pharma A/S – 2021 Performance Stock Unit Plan for Corporate Management (Market-Based PSUs); and (10) 48,545 ordinary shares issuable upon vesting of outstanding restricted stock units pursuant to the Zealand Pharma A/S – 2021 Performance Stock Unit Plan for Corporate Management (Operational-Based PSUs); and

•	Registration Statement on Form S-8 (File No. 333- 265218), filed with the SEC on May 26, 2022, registering 99,420 ordinary shares, issuable upon vesting of outstanding restricted stock units pursuant to the Registrant’s Zealand Pharma A/S – 2022 Restricted Stock Unit Plan for Employees in the United States and 8,000 ordinary shares issuable upon vesting of outstanding restricted stock units pursuant to the Zealand Pharma A/S – 2022 Restricted Stock Unit Plan for Board of Directors.

In accordance with undertakings made by the Registrant in each the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of these amendments to Form S-8 and has duly caused these Registration Statement amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on September 20, 2022.

ZEALAND PHARMA A/S

By:	/s/ Adam Steensberg
Adam Steensberg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Steensberg	Chief Executive Officer (Principal Executive	September 20, 2022
Adam Steensberg	Officer)

/s/ Lykke Rømer	Interim Chief Financial Officer (Principal	September 20, 2022
Lykke Rømer	Financial and Accounting Officer)

*	Chairman of the Board of Directors	September 20, 2022
Martin Nicklasson

*	Vice Chairman of the Board of Directors	September 20, 2022
Kirsten A. Drejer

*	Director	September 20, 2022
Jeffrey Berkowitz

*	Director	September 20, 2022
Bernadette Connaughton

*	Director	September 20, 2022
Leonard Kruimer

*	Director	September 20, 2022
Alain Munoz

*	Director	September 20, 2022
Michael J. Owen

*	Director	September 20, 2022
Jens Peter Stenvang

Signature	Title	Date

*	Director	September 20, 2022
Frederik Barfoed Beck

*	Director	September 20, 2022
Louise Gjelstrup

*	Director	September 20, 2022
Anneline Nansen

* By:	/s/ Ravinder Singh Chahil
Ravinder Singh Chahil
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement or amendment thereto on September 20, 2022.

Zealand Pharma U.S., Inc.

By:	/s/ Adam Steensberg
Name:	Adam Steensberg
Title:	Chief Executive Officer

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